UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 28, 2024
(Date of earliest event reported)

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02            Results of Operations and Financial Condition
On October 30, 2024, Avanos Medical, Inc. (the "Company") issued a press release announcing its results of operations for the three and nine months ended September 30, 2024. A copy of the press release is furnished herewith as Exhibit 99.1.
The information contained in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report or Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.
Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2024, the Company announced the retirement of Joseph F. Woody as Chief Executive Officer and a member of the Board of Directors of the Company, effective immediately. There were no disagreements between Mr. Woody and the Company on any matter relating to the Company’s operations, policies or practices. Mr. Woody has agreed to remain with the Company in a consulting capacity until April 30, 2025. Mr. Woody had served as the Company’s CEO and member of the Company’s Board of Directors since 2017.
The terms of Mr. Woody’s retirement and consulting arrangement are set forth in a Separation and Consulting Agreement with the Company, dated October 28, 2024 (the “Separation and Consulting Agreement”). Pursuant to the Separation and Consulting Agreement, the Company has agreed to pay Mr. Woody his annual bonus for 2024, which will be determined based upon actual performance against the relevant performance goals and paid in 2025 at the same time the Company pays annual bonuses to its senior executives. In addition, the Company will pay 100% of Mr. Woody’s monthly COBRA premiums for a period of twelve months. During Mr. Woody’s engagement as a consultant, he will receive consulting fees in the amount of $84,618.10 per month, and unless the Company terminates the consulting engagement for Cause, the cessation of Mr. Woody’s consulting services at the end of the consulting period will be deemed to qualify as a “Retirement” for purposes of the Company’s 2021 Long-Term Incentive Plan, as amended. Accordingly, under the terms of Mr. Woody’s outstanding equity awards, his vested stock options will remain exercisable for five years following the end of the consulting period (or until their normal expiration date, if earlier), his time-based restricted stock units will vest pro rata at the end of the consulting period, and his performance-based restricted stock units will vest after the end of the relevant performance period on the Company’s actual performance against the relevant performance goals. These payments and benefits are conditioned upon Mr. Woody’s execution and non-revocation of a general release of claims against the Company and his continued compliance with the terms of his Confidentiality, Non-Solicitation and Assignment of Business Ideas Agreement with the Company. The foregoing description of the Separation and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
At the close of business on October 28, 2024, the Company appointed Michael C. Greiner to serve as Interim Chief Executive Officer of the Company. Mr. Greiner, age 52, has served as the Company’s Senior Vice President and Chief Financial Officer since 2020 and was appointed to an additional position as Chief Transformation Officer in 2023. Previously, he served as Executive Vice President and CFO for AngioDynamics, Inc., a publicly listed medical device company (NASDAQ: ANGO), where he played an integral role in transforming and optimizing its product portfolio through both internal development and M&A. Prior to that, Mr. Greiner was the CFO at Extreme Reach, Inc., a cloud-based enterprise platform for brand advertising, responsible for all finance and human resource operations. Earlier in his career, Mr. Greiner held several senior executive roles, including Senior Vice President corporate finance and Chief Accounting Officer at Cimpress N.V. (formerly known as Vistaprint N.V.), global controller for GE’s Water and Processing Technologies division, as well as leadership roles at Bausch & Lomb and Wyeth.
Mr. Greiner was not selected pursuant to any arrangement or understanding between him and any other person, and he has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between the Company and Mr. Greiner reportable under Item 404(a) of Regulation S-K.
In connection with his appointment as Interim Chief Executive Officer, Mr. Greiner and the Company entered into an amendment to his offer letter dated December 12, 2019. Pursuant to the amended offer letter, during the period Mr. Greiner is Interim Chief Executive Officer, he will receive a salary of $600,000 per year and a stipend of $83,333 per month. In addition, on October 29, 2024, the Company granted Mr. Greiner a special equity award of time-based restricted stock units having a grant date value equal to $1,000,000, with a twelve-month vesting schedule. All other terms of Mr. Greiner’s original offer letter remain in effect. The foregoing description of the amendment to Mr. Greiner’s offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

While Mr. Greiner is the Company’s leading candidate to become the Company’s permanent Chief Executive Officer, the Board of Directors of the Company will evaluate other candidates and will conduct a fulsome search for a permanent Chief Executive Officer over the coming weeks. If Mr. Greiner is appointed as the permanent Chief Executive Officer, the Company will enter into a new offer letter with him. If the permanent Chief Executive Officer role is not offered to Mr. Greiner, he will return to the Chief Financial Officer and Chief Transformation Officer role that he held prior to his appointment as Interim Chief Executive Officer.
At the close of business on October 28, 2024, the Company also appointed Warren J. Machan as Interim Chief Financial Officer. Mr. Machan, age 59, served as the Company’s Senior Vice President - Business Strategy from 2014 to 2021. He also served as the Company’s Interim Chief Financial Officer in 2019. Since 2021, Mr. Machan has served as a medical technology health care strategy consultant, primarily to the Company. His career began in 1987 with Kimberly-Clark Corp., where he progressed through a variety of Finance leadership roles leading to his last position in 2014 as Kimberly-Clark’s Senior Director of Strategy - Global Health Care.
Mr. Machan was not selected pursuant to any arrangement or understanding between him and any other person, and he has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between the Company and Mr. Machan reportable under Item 404(a) of Regulation S-K. Mr. Machan’s compensation has not yet been determined, and the Company has not yet entered into any contract or arrangement with Mr. Machan in his role as Interim Chief Financial Officer. The Company will file an amendment to this Current Report on Form 8-K containing such information within four business days after the information is determined or becomes available.
Item 9.01        Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
10.1*	Separation and Consulting Agreement, dated October 28, 2024, by and between Avanos Medical, Inc. and Joseph F. Woody
10.2*	Amendment dated October 28, 2024 to Employment Offer Letter for Michael C. Greiner
99.1	Press release issued by Avanos Medical, Inc. on October 30, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)
* Management contracts, compensatory plans or arrangements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	October 30, 2024	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel